EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated June 15, 1999, with respect to the consolidated financial statements and schedule of Richfood Holdings, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended May 1, 1999.


               Registration
                 Statement
  Form            Number                Description
-------------------------------------------------------------------------------
  S-8          33-41210       Richfood Holdings, Inc. Long-Term Incentive Plan
  S-8          33-41570       Richfood Holdings, Inc. Savings and Stock
                                   Ownership Plan
  S-8          33-43652       Richfood Holdings, Inc. Omnibus Stock Incentive
                                   Plan
  S-8          33-55299       Richfood Holdings, Inc. Non-Employee Directors'
                                   Stock Option Plan
  S-8          33-63447       Super Rite Corporation 1991 Omnibus Stock
                                   Incentive Plan
  S-8         333-01251       Super Rite Foods, Inc. Employee Investment
                                   Opportunity Plan
  S-8         333-01253       Super Rite Foods, Inc. Employee Investment
                                   Opportunity Plan for Retail Union Employees
  S-8         333-16411       Richfood Holdings, Inc. Amended and Restated
                                   Omnibus Stock Incentive Plan
  S-3         333-65061       Shelf Registration




                                             /s/ ERNST & YOUNG LLP
                                             ------------------------


Richmond, Virginia
July 13, 1999